1004060736

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

Office of the Clerk

April 13, 2010

BETH EPSTEIN
UCC RETRIEVALS INC
7288 HANOVER GREEN DR
MECHANICSVILLE, VA 23111

RECEIPT

RE: FULCRUM IT SERVICES ACQUISITION, LLC

ID: S323610 - 8

DCN: 10-04-13-0599

Dear Customer:

This is your receipt for $100.00 to cover the fee(s) for filing articles of organization for a limited liability company with this office.

This is also your receipt for $225.00 to cover the fee(s) for expedited service(s).

The effective date of the certificate of organization is April 13, 2010.

Thank you for contacting our office. If you have any questions, please call (804) 371-9733 or toll-free in Virginia, (866) 722-2551.

Sincerely,

Joel H. Peck
Clerk of the Commission

RECEIPTLC
LLNCD
CIS0322

1004060736

HOLD FOR PICK-UP FOR

UCC RETRIEVALS, INC.
BETH EPSTEIN / TRACI GOODMAN / MARY COLLINS
(804) 559.5919

STATE CORPORATION COMMISSION
1300 EAST MAIN STREET
RICHMOND VA 23209-1197

APRIL 13, 2010

10 04 13 0599

SAME DAY EXPEDITE!!

DEAR SIRS,

PURSUANT TO INSTRUCTIONS OF COUNSEL, I ENCLOSE FOR FILING ON BEHALF OF:

FULCRUM IT SERVICES ACQUISITION, LLC

ARTICLES OF ORGANIZATION

****PLEASE RETURN (1) CERTIFIED COPY OF THE ATTACHED FILING (for foreign entities c/c the application only!)****

****PLEASE RETURN (1) CERTIFICATE OF FACT – STATUS & FEE CURRENT****

No $. 1cc and 1 cert of fact

CHECK(S) IN PAYMENT OF THE REQUIRED FEES ARE ENCLOSED. I WOULD APPRECIATE YOU TELEPHONING ME AT (804) 559-5919 IF THERE IS A PROBLEM WITH THIS FILING AND TO ADVISE ME WHEN THE EVIDENCE IS AVAILABLE TO BE PICKED UP.

THANK YOU FOR YOUR ASSISTANCE IN THIS REGARD.

RBP 4/13

SINCERELY,
BETH EPSTEIN

100
200
25
325
4/13/2010

S323610-8

1004060736

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
CLERK'S OFFICE
1300 E MAIN ST
RICHMOND, VA 23219
(804) 371-9733
(866) 722-2551 Toll-free in Virginia

SCC21.2
(08/07)

Expedited Service Request
Business Entity Filing

Read Information & Instructions pages before completing this form

This form MUST be completed and placed on top of EACH document that is submitted for expedited review and processing.

Entity Name: FULCRUM IT SERVICES ACQUISITION, LLC

Entity's SCC ID No. (if known):

Return Evidence of Filing To:
(Correspondent's name and address)

BETH EPSTEIN
UCC RETRIEVALS, INC.
7288 HANOVER GREEN DRIVE
MECHANICSVILLE, VA 23111

Contact Person: BETH EPSTEIN

Phone Number: (804) 559 - 5919 ext 15

Fax Number: (804) 559 - 5920

E-mail: corporate@uccretrievals.com

Return Evidence of Filing By:
(mark all that apply)

- [x] Hold for Pickup (Available at 4:00 p.m.)
- [ ] First-Class Mail
- [ ] USPS Express Mail (Prepaid envelope required.)
- [ ] Overnight via [ ] UPS [ ] Fed Ex (Completed airbill with account number required.)
- [x] Fax (Additional charge of $25. Only available for Expedited Filings, Categories A and C.)

Complete, if not correspondent:

Name: BETH EPSTEIN

Fax No.: (804) 559 - 5919

~~~ See Information & Instructions for description of categories. ~~~

Expedited Service(s) Requested:
(mark service requested)

*****Expedite Fee(s):**
***(does not include filing fee(s) – see footnote)

- [x] **Category A** Expedite Business Entity Document listed in Schedule A
  - [x] Same Day Service (In by Noon) — $ 200
  - [ ] Next Day Service (In by 4:00 p.m.) — $ 100
- [ ] **Category B** Preliminary Review of a Document listed in Schedule A (2nd Business Day Service Only – In by 4:00 p.m.) (Note: No fee if document is a preliminary review resubmission within 30 days of initial submission.) — $ 50
- [ ] **Category C** Expedite Business Entity Document listed in Schedule C (Next Day Service Only – In by 4:00 p.m. — $ 50
  - [ ] Reinstatement Packet — $ 50

FOR OFFICE USE ONLY

10 04 13 0599

I/O [ ]

*** Remember to include payment for all applicable fees (e.g., charter/entrance, reinstatement, filing, fax and expedite fees)

1004060736

Commonwealth of Virginia

State Corporation Commission

Clerk's Office

1300 E. Main St., Tyler Bldg., Richmond, VA 23219

Facsimile Cover Sheet

To: Beth Epstein
Company:
Phone:
Fax: (804) 559-5920

From: Felicia Walker
Phone: (804) 371- 5006
Fax: (804) 371- 9654

Date: April 13, 2010
Pages Including this cover page: 3

Comments:

1 - Filing receipt
1 - Certificate of Organization

LEGAL SERVICES Fax:8043719654

** Transmit Conf. Report **

P.1 Apr 13 2010 14:23

Fax/Phone Number	Mode	Start	Time	Page	Result	Note
5595920	NORMAL	13,14:23	0'31"	3	# O K	

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

AT RICHMOND, APRIL 13, 2010

The State Corporation Commission has found the accompanying articles submitted on behalf of

FULCRUM IT SERVICES ACQUISITION, LLC

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission, effective April 13, 2010.

STATE CORPORATION COMMISSION

By [signature]

James C. Dimitri
Commissioner

DLLCACPT
CIS0322
10-04-13-0599

LLC-1011
(07/06)

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1. The name of the limited liability company is

FULCRUM IT SERVICES ACQUISITION, LLC

(The name must contain the words limited company or limited liability company or the abbreviation L.C., LC, L.L.C. or LLC)

2. A. The name of the limited liability company's initial registered agent is

Corporation Service Company

B. The registered agent is **(mark appropriate box):**

(1) an INDIVIDUAL who is a resident of Virginia and
- ☐ a member or manager of the limited liability company.
- ☐ a member or manager of a limited liability company that is a member or manager of the limited liability company.
- ☐ an officer or director of a corporation that is a member or manager of the limited liability company.
- ☐ a general partner of a general or limited partnership that is a member or manager of the limited liability company.
- ☐ a trustee of a trust that is a member or manager of the limited liability company.
- ☐ a member of the Virginia State Bar.

OR

(2) ☒ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3. The limited liability company's initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

11 South 12th Street, P.O. Box 1463 (number/street) Richmond (city or town), VA 23218 (zip).

which is physically located in the ☐ county or ☒ city of Richmond.

4. The limited liability company's principal office address, including the street and number, is

2601 S. Bayshore Drive, Suite 1425 (number/street) Miami (city or town) FL (state) 33131 (zip).

Organizer(s):

[signature] (signature) 4-13-2010 (date)

Lawrence Schemert (printed name) 305-371-2700 (telephone number (optional))

SEE INSTRUCTIONS ON THE REVERSE